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                                                                   EXHIBIT 5.1




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                                           SMITH, GAMBRELL & RUSSELL, LLP
   Telephone                                     Attorneys At Law                                            WEBSITE
(404)815-3500                                 Suite 3100, Promenade II                                www.sgratl.com
   Facsimile                                1230 Peachtree Street, N. E.
(404)815-3509                                Atlanta, Georgia 30309-3592
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                                December 19, 1997



Board of Directors
Scientific Games Holdings Corp.
1500 Bluegrass Lakes Parkway
Alpharetta, Georgia  30201

Re:      Scientific Games Holdings Corp.
         Registration Statement on Form S-8 for
         1998 Employee Stock Purchase Plan

Gentlemen:

         In connection with the registration of 200,000 shares of the Common Stock, par value $.001 (the "Securities"), of Scientific Games Holdings Corp. (the "Company") issuable under the Company's 1998 Employee Stock Purchase Plan, we have examined the following:

         1. A copy of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission and the Exhibits to be filed with and as a part of said Registration Statement;

         2. A copy of the Amended and Restated Certificate of Incorporation of the Company as referred to in said Registration Statement;

         3. A copy of the Second Amended and Restated By-Laws of the Company as referred to in said Registration Statement; and

         4. Copies of the minutes of meetings of the Board of Directors of the Company or committees thereof, and oral and/or written confirmations deemed by us to be relevant to this opinion.

         Further in connection with this matter, we have reviewed certain of the Company's proceedings with respect to the authorization of the issuance of such Securities and with respect to the filing of said Registration Statement.

         Based on the foregoing, it is our opinion that:



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Board of Directors
December    , 1997
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         (i)      the Company is a corporation in good standing, duly organized and validly existing under the laws of the State of Delaware;

         (ii) the necessary corporate proceedings and actions legally required for the registration of the Securities have been held and taken;

         (iii) the issuance and sale of the Securities has been duly and validly authorized; and

         (iv) the shares of Common Stock of the Company when issued will be fully paid, non-assessable and free of preemptive rights.

         We consent to the filing of this opinion as an Exhibit to the aforementioned Registration Statement on Form S-8. In giving this consent, we do not thereby admit we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             SMITH, GAMBRELL & RUSSELL, LLP

                                             /s/ M. Timothy Elder

                                             M. Timothy Elder